UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below under Item 5.07, on September 25, 2018, the shareholders of Stifel Financial Corp. (the “Company”) approved the Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement) (the “Plan”). The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on August 21, 2018, which description is incorporated by reference herein. The description of the Plan is qualified in its entirety by the full text of the Plan, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders (the “Special Meeting”) of the Company was held on September 25, 2018 to approve the Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement).

As of August 7, 2018, the record date for the Special Meeting there were 71,202,091 shares of the Company’s common stock outstanding and entitled to vote. At the Special Meeting 64,389,376 shares of the Company’s common stock were represented in person or by proxy, constituting a quorum.

The final result for the proposal is set forth below:

Proposal – Incentive Stock Plan:

The Company’s shareholders approved the Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement). The following table shows the results of the shareholders’ votes:

For	Against	Abstentions	Broker Non-votes
42,617,163	21,719,858	52,355	N/A

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stifel Financial Corp. 2001 Incentive Stock Plan (2018 Restatement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: September 25, 2018	By:	/s/ James M. Marischen
	Name:	James M. Marischen
	Title:	Chief Financial Officer